UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): September 16, 2010
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 465-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securityholders
     On September 16, 2010, the Annual Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (“IOT” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement dated August 9, 2010 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the record date of August 6, 2010, 4,168,214 shares of Common Stock were outstanding with each share being entitled to cast one vote.
     At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non votes:

	No. of Votes	%		No. of Votes	Broker Non-
Name	For	For	No. of Votes Against	Abstained	Votes
Robert A. Jakuszewski	3,648,404	87.53%	28,426	—	—
Peter L. Larsen	3,648,104	87.52%	28,726	—	—
Ted R. Munselle	3,648,404	87.53%	28,426	—	—
Martha C. Stephens	3,648,254	87.52%	28,576	—	—
All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.
     The only other matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2010 and any interim period. A total of 3,835,043 votes were cast for, 27,227 votes were cast against and 10,020 votes abstained from voting with respect to such proposal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 11, 2010	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice President